Exhibit 99.1

PRESS RELEASE

The Ruth Group	Contact:
Investors/Media:	Symmetry Medical Inc.
Nick Laudico/Jason Rando	Fred L. Hite
(646) 536-7030/7025	Senior Vice President
nlaudico@theruthgroup.com	Chief Financial Officer
jrando@theruthgroup.com	(574) 371-2218

Symmetry Medical Reports Preliminary Fourth Quarter Revenue

Provides Full Year 2008 Revenue Guidance of $350 million to $360 million

Warsaw, Indiana, February 14, 2007 — Symmetry Medical Inc. (NYSE: SMA), an independent provider of products to the global orthopedic device industry and other medical markets, today reported preliminary fourth quarter 2007 revenue of $79.1 million. The Company stated that additional financial results will not be reported at this time.

As previously announced on October 4, 2007, the Company’s Audit Committee has undertaken a review of the accounting irregularities uncovered at its Sheffield UK operating unit and that review is continuing. The review to date is substantially complete and has not yielded evidence that persons outside the Sheffield, UK operating unit were aware of the irregularities there, nor has it identified misstatements at the company’s other business units, although certain procedures are not yet complete. Symmetry Medical plans to file its Form 10-K for fiscal year 2007, which will include restated financial statements for its fiscal years ended 2005 and 2006, with the Securities and Exchange Commission in March 2008.

Brian Moore, President and Chief Executive Officer, stated, “We continue to be encouraged by the overall strength of the orthopedic markets and the uptake in orders across our global network. We believe that we are well positioned to meet any increased demand from our orthopedic customers, confirming our decision to sustain capacity during periods of slower industry growth. We believe the continued demand for our Total Solutions offering reflects our comprehensive offering and ability to respond quickly to our customers’ needs.  Our recent acquisition of DePuy’s orthopedic instrument facility further expands our capacity and will benefit all of our customers by adding another first class manufacturing facility to the group. Progress at our recently opened Malaysian Manufacturing facility is on schedule with case production established. We also have an engineering and sales capability in place staffed by local specialists trained in the U.S. These are major steps towards our goal of establishing a full service Symmetry facility in Malaysia to serve the Asian market.”

Financial Guidance

The following estimates regarding 2008 revenue guidance are based on current market conditions and foreign currency comparisons and are forward-looking.  Actual results may differ materially and we refer you to the statement on forward-looking statements appearing at the end of this press release.

For the full year 2008, the Company expects revenue to be in the range of $350 million to $360 million.

Conference Call

The Company will host a conference call to provide a fourth quarter 2007 business update at 8:00 a.m. ET on February 14, 2008.  A live Web cast of the conference call will be available online from the investor relations page of the Company’s corporate Web site at www.symmetrymedical.com. The dial-in numbers are (888) 680-0892 for domestic callers and (617) 213-4858 for international callers. The reservation number for both is 53220047. After the live Web cast, the call will remain available on Symmetry Medical’s Web site through May 14, 2008. In addition, a telephonic replay of the call will be available until February 21, 2008. The replay dial-in numbers are (888) 286-8010 for domestic callers and (617) 801-6888 for international callers. Please use reservation code 92271029.

About Symmetry Medical Inc.

Symmetry Medical Inc. is a leading independent provider of implants and related instruments and cases to the orthopedic device industry. The Company also designs, develops and produces these products for companies in other segments of the medical device market, including arthroscopy, dental, laparoscopy, osteobiologic and endoscopy sectors and provides limited specialized products and services to non-healthcare markets, such as the aerospace market.

Forward-Looking Statements

Statements in the press release regarding Symmetry Medical Inc.’s business and regarding our Audit Committee’s investigation and related restatement, which are not historical facts, may be “forward-looking statements” that involve risks and uncertainties, within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. Such predictive statements are not guarantees of future performance, and actual outcomes and results could differ materially from our current expectations. Certain factors that could cause actual results to differ include: the loss of one or more customers; the development of new products or product innovations by our competitors; product liability; changes in management; changes in conditions effecting the economy, orthopedic device manufacturers or the medical device industry generally; and changes in government regulation of medical devices and third-party reimbursement practices. We refer you to the “Risk Factors” and “Forward Looking Statements” sections in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission as well as the Company’s other filings with the SEC, which are available on the SEC’s Web site at www.sec.gov.

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